Exhibit 99.1

PRESS RELEASE

RigNet Announces Lee M. Ahlstrom as Senior Vice President and

Chief Financial Officer

HOUSTON – August 20, 2018 (GLOBE NEWSWIRE) – RigNet, Inc. (NASDAQ: RNET), a global leader in customized communications services, applications, real-time machine learning, and cybersecurity solutions, announced today the appointment of Lee M. Ahlstrom as Senior Vice President and Chief Financial Officer (CFO), effective immediately.

As CFO, Ahlstrom will report directly to President and Chief Executive Officer, Steven Pickett. He will be responsible for overseeing all financial aspects of the company, including financial planning and analysis, accounting and financial reporting, as well as managing the tax, internal audit, treasury and investor relations functions.

“We are excited to have Lee join RigNet. We believe his impressive reputation for execution and achieving results makes him the right choice to lead our financial strategy,” says Pickett. “His skill set fits well with the strength of our existing finance organization and his deep knowledge of the energy industry will complement our experienced management team as we deliver industry-leading solutions to our customers.”

Ahlstrom brings more than 20 years of finance and capital markets experience, an extensive background in strategic planning and investor relations, and a broad range of capabilities to RigNet. Most recently, Ahlstrom served as Senior Vice President and Chief Financial Officer for Paragon Offshore Ltd. and as Senior Vice President of Investor Relations, Strategy, and Planning. Previously, he served in executive and leadership roles at Noble Corporation, Burlington Resources, Unocal and as a consultant with McKinsey and Company. Mr. Ahlstrom began his career at ExxonMobil where he held a variety of engineering positions.

“I am excited to join RigNet at such a pivotal period for the company,” said Ahlstrom. “RigNet has a unique opportunity in the market as the company accelerates its delivery of custom communications services and applications, providing offerings that go far beyond its traditional connectivity services. I look forward to being a part of this dynamic team that helps customers accelerate their digital transformation initiatives and to increase value for our shareholders.”

Mr. Ahlstrom holds both a Bachelor’s and a Master’s Degree in Mechanical Engineering from the University of Delaware. He also currently serves as chairman of the board of directors for the National Investor Relations Institute (NIRI) and holds NIRI’s Investor Relations Charter (IRC™) credential.

Ahlstrom succeeds Tonya M. McDermott, who served as the Interim Chief Financial Officer. McDermott will resume her duties as RigNet’s Vice President of Tax and Treasury and will assist in the transition of duties to Ahlstrom. “I wish to thank Tonya for her leadership and contributions over the past eight months. We are grateful for her relentless efforts and dedication,” said Pickett.

About RigNet

RigNet (NASDAQ: RNET) is a global technology company that provides customized communications services, applications, real-time machine learning, and cybersecurity solutions that enhance customer decision-making and business performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

15115 PARK ROW BLVD., SUITE 300, HOUSTON, TEXAS 77084 P: 281.674.0100 F: 281.674.0101 http://www.rig.net

Media / Investor Relations Contact:

Jerri Dean

RigNet, Inc.

Tel: +1 (281) 674-0699

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future opportunities, future financial performance and any other statements regarding RigNet’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. RigNet can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, the risk factors that are discussed in RigNet’s most recent 10-K as well as RigNet’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the day they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

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